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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of
                     the Securities Exchange Act of 1934


                                June 17, 1997
         -----------------------------------------------------------
               Date of Report (Date of earliest event reported)

                    First Merchants Acceptance Corporation
         -----------------------------------------------------------
            (Exact name of registrant as specified in its charter)


       Delaware                    0-24686               36-3759045
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(State or other jurisdiction   (Commission                (IRS Employer
        of incorporation)       File Number)            Identification No.)


              570 Lake Cook Road, Suite 126, Deerfield, Illinois 60015
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         (Address of principal executive offices)         (Zip Code)

                                (847) 948-9300
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                       (Registrant's telephone number)
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Item 2. Acquisition or Disposition of Assets.

     On June 17, 1997 First Merchants Acceptance Corporation (the "Registrant") sold approximately $9.5 million principal balance of its motor vehicle installment contract receivables (the "Receivables") to Greenwich Capital Financial Products, Inc. ("Greenwich") for a purchase price of $7.6 million, pursuant to Receivables Purchase Agreements dated as of June 17, 1997. The purchase price for the Receivables was determined by arms length negotiation. Registrant continued to service the Receivables, while owned by Greenwich, pursuant to a Servicing Agreement between Greenwich, Registrant and Harris Trust and Savings Bank, as Paying Agent and Backup Servicer, dated as of June 17, 1997.

     The Registrant used the estimated net proceeds from the sale of the Receivables to Greenwich to pay down its syndicated senior bank line of credit.

     On June 20, 1997 Registrant effected a securitization of approximately $71.5 million of its motor vehicle installment contract receivables (the "Securitization Receivables") pursuant to a 144A private placement transaction. In connection with the securitization, First Merchants Auto Receivables II, a bankruptcy remote special purpose wholly owned subsidiary of the Registrant (the "Seller"), acquired the Securitization Receivables from Registrant, which included the Receivables and other motor vehicle installment contract receivables which Registrant repurchased from Greenwich, with approximately $51.0 million of the proceeds received from its sale of notes and certificates issued by First Merchants Auto Trust 1997-2 (the "Trust") pursuant to a Receivables Purchase Agreement dated as of June 1, 1997 between Registrant and
Seller.   The Trust was formed pursuant to an Amended and Restated Trust
Agreement dated as of June 1, 1997 (the "Trust Agreement"). The Trust acquired the Securitization Receivables together with certain related property from Seller and issued to the Seller $62,950,000 aggregate principal amount of 6.85% Asset Backed Notes (the "Notes") and $8,582,293.55 aggregate principal amount of 12.25% Asset Backed Certificates (the "Certificates"), (the Notes and Certificates together the "Securities"), all pursuant to an Indenture dated as of June 1, 1997, between the Trust and Harris Trust and Savings Bank, as Indenture Trustee. The assets of the Trust include the Securitization Receivables and the related security interests in the underlying motor vehicles. The Notes and Certificates were issued pursuant to the Trust Agreement. LSI Financial Group, Inc. will act as servicer for the portfolio of Securitization Receivables pursuant to a Sale and Servicing Agreement dated as of June 1, 1997. The Notes and Certificates will be sold by Greenwich Capital Markets, Inc. to institutional investors pursuant to Rule 144A under the Securities Act of 1933, as amended, except that the Seller will retain a Certificate equal to approximately 1% (or $86,805.52) of the Initial Certificate Balance. The obligations of the Trust to pay principal and interest under the Notes and Certificates are non-recourse to the Registrant. However, regular payment of principal and interest on the Notes (but not the Certificates) have been guaranteed by Financial Security Assurance Inc.

     Principal and interest on the Securities generally will be paid on the fifteenth day of each month (or if such fifteenth day is not a business day, the next succeeding business day), commencing July 15, 1997; however, no principal payments will be made to holders of the Certificates until the Notes have been paid in full. The Notes and Certificates Final Scheduled
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Distribution Dates will both be November 15, 2002.  The Notes and Certificates bear interest at a rate of 6.85% per annum with respect to the Notes and at a pass through rate of 12.85% per annum with respect to the Certificates. The Notes and Certificates are subject to redemption in whole, but not in part, on any Distribution Date on which the Registrant exercises its option to purchase the Securitization Receivables, which it may do when the outstanding principal balance of the Securitization Receivables has been reduced to 10% or less of their initial aggregate balance at the time of transfer to the Trust. The Registrant used the estimated net proceeds from the sale of the Securitization Receivables to repay senior bank indebtedness and to repurchase the Receivables and other motor vehicle installment contract receivables from Greenwich.

Item 7.  Exhibits.

2.1 Receivables Purchase Agreement, dated as of June 17, 1997 between First Merchants Acceptance Corporation, as Seller and Greenwich Capital Financial Products, Inc., as Purchaser.

2.2 Receivables Purchase Agreement, dated as of June 1, 1997 between First Merchants Acceptance Corporation, as Seller and First Merchants Auto Receivables Corporation II, as Purchaser.

4.1 Indenture, dated as of June 1, 1997 between First Merchants Auto Trust 1997-2, as Issuer and Harris Trust and Savings Bank, as Indenture Trustee.

10.1 Servicing Agreement, dated as of June 17, 1997 Greenwich Capital Financial Products, Inc., as Purchaser, First Merchants Acceptance Corporation, as Servicer and Harris Trust and Savings Bank, as Paying Agent and Backup Servicer.

10.2 Custodian Agreement, dated as of June 17, 1997 among Greenwich Capital Financial Products, Inc., as Purchaser, First Merchants Acceptance Corporation, as Seller and Harris Trust and Savings Bank, as Custodian.

10.3 Sale and Servicing Agreement, dated as of June 1, 1997 among First Merchants Auto Trust 1997-2, as Issuer, First Merchants Auto Receivables Corporation II, as Seller, First Merchants Acceptance Corporation, as Originator and Sub-Servicer, LSI Financial Group, as Servicer and Harris Trust and Savings Bank, as Indenture Trustee, Backup Servicer and Custodian.

10.4 Amended and Restated Trust Agreement, dated as of June 1, 1997 between First Merchants Auto Receivables II, as Depositor and Chase Manhattan Bank Delaware, as Owner Trustee.
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                                  SIGNATURE


        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                FIRST MERCHANTS ACCEPTANCE CORPORATION

                                Howard Adamski
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Dated:  June 17, 1997           Howard Adamski
                                Vice President and Treasurer